As filed with the Securities and Exchange Commission on July 27, 2012
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
BOISE INC.
(Exact name of registrant as specified in its charter)

Delaware	20-8356960
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 West Jefferson Street, Suite 200, Boise, ID	83702-5388
(Address of Principal Executive Offices)	(Zip Code)

BOISE INC. INCENTIVE AND PERFORMANCE PLAN
(Full title of the plan)

KAREN E. GOWLAND
Senior Vice President, General Counsel and Secretary
Boise Inc.
P.O. Box 990050
Boise, ID 83799-0050
(Name and address of agent for service)

(208) 384-7394
(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☒		Accelerated filer	☐
Non-accelerated filer	☐	(Do not check if a smaller reporting company)	Smaller reporting company	☐
CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee (3)
Common Stock, $.0001 par value	2,927,626	$7.20	$21,078,907.20	$2,415.64

(1)
The amount to be registered represents shares of Boise Inc. common stock returned to the Boise Inc. Incentive and Performance Plan upon (1) the cancellation, expiration, termination, forfeiture, surrender, or settlement without the issuance of any stock of restricted stock awards, and (2) shares being withheld to satisfy employee tax withholding obligations that arose on the vesting of restricted stock awards, to ensure these shares are available for future issuance under the Plan.

(2)
This registration statement also covers an indeterminate number of additional shares of Boise Inc. common stock that may become issuable under the Boise Inc. Incentive and Performance Plan by reason of any stock dividend, stock split, or other similar transaction.

(3)
The aggregate offering price and registration fee have been calculated in accordance with 17 C.F.R. 230.457(h) and in accordance with Section 6(b) of the Securities Act of 1933. The average of the high and low prices for Boise Inc. common stock reported by the New York Stock Exchange on July 24, 2012, was $7.20 per share.

Explanatory Note
We incorporate by reference our registration statements on Form S-8 filed with the Securities and Exchange Commission (SEC) on (1) May 1, 2008 (Registration No. 333-150563), which registered 5,175,000 shares of the company's common stock to be issued under the Boise Inc. Incentive and Performance Plan (the Plan), and (2) April 23, 2009 (Registration No. 333-158737), which registered an additional 12,000,000 shares of the company's common stock to be issued under the Plan.
This registration statement has been prepared and filed pursuant to and in accordance with the requirements of General Instruction E to Form S-8 for the purpose of effecting the re-registration under the Securities Act of 1933 of 2,927,626 shares of the company's common stock for future issuance under the Plan. These shares were returned to the Plan upon (1) the cancellation, expiration, termination, forfeiture, surrender, or settlement without the issuance of any stock of restricted stock awards, and (2) shares being withheld to satisfy employee tax withholding obligations that arose on the vesting of restricted stock awards. This filing will ensure these shares are available for future issuance under the Plan.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
We incorporate by reference the additional documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934:

(a)	Our annual report on Form 10-K for the year ended December 31, 2011, as filed with the SEC on February 28, 2012.

(b)
Our definitive proxy statement as filed with the SEC on March 19, 2012, used in connection with our annual shareholders' meeting held on April 25, 2012;

Our quarterly report on Form 10-Q as filed with the SEC on May 3, 2012; and

Our current reports on Form 8-K as filed with the SEC on February 21, February 28, February 28 (8-K/A), April 6, April 30, May 3, and July 24, 2012.

(c)
The description of our common stock set forth in our registration statements filed pursuant to Section 12 of the Securities Exchange Act of 1934, and any amendment or report filed for the purpose of updating those descriptions.

Item 8. Exhibits.
Required exhibits are listed in the Index to Exhibits and are incorporated by reference.
Item 9. Undertakings.
We hereby undertake:

(a)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b)
That, for the purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Signatures
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boise, State of Idaho, on July 27, 2012.

BOISE INC.
By	/s/ ALEXANDER TOELDTE

Alexander Toeldte
President and Chief Executive Officer
Power of Attorney
Each person whose signature appears below appoints Alexander Toeldte and Karen E. Gowland, and each of them severally, acting alone and without the other, his true and lawful attorney-in-fact with authority to execute in the name of each such person and to file with the Securities and Exchange Commission, together with any exhibits and other documents, any and all amendments (including post-effective amendments) to this registration statement necessary or advisable to enable the company to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title

/s/ ALEXANDER TOELDTE	President and Chief Executive Officer (Principal Executive Officer)
Alexander Toeldte
/s/ SAMUEL K. COTTERELL	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

Samuel K. Cotterell
/s/ BERNADETTE M. MADARIETA	Vice President and Controller (Principal Accounting Officer)

Bernadette M. Madarieta
/s/ CARL A. ALBERT	Director

Carl A. Albert
/s/ JONATHAN W. BERGER	Director

Jonathan W. Berger
/s/ JACK GOLDMAN	Director

Jack Goldman
/s/ HEINRICH R. LENZ	Director

Heinrich R. Lenz
/s/ ALEXANDER TOELDTE	Director

Alexander Toeldte
/s/ JASON G. WEISS	Director

Jason G. Weiss

Dated July 27, 2012

INDEX TO EXHIBITS
Filed or Furnished with Form S-8 Registration Statement

Exhibit Number	Exhibit Description	Incorporated by Reference			Page
		Form	Exhibit Number	Filing Date

4	Boise Inc. Incentive and Performance Plan Effective February 22, 2008 (Amended as of April 29, 2010)	8-K	99.1	5/3/10

5	Opinion of Karen E. Gowland, Senior Vice President, General Counsel and Secretary of the Registrant				E-1

23.1	Consent of KPMG LLP				E-2

23.2	Consent of Counsel (Included in Exhibit 5)				E-1

24	Power of Attorney				3

4